Exhibit 99.1

PRESS RELEASE

CONTACT:

Mike Smith, CFA
719-637-5773
michael.smith@vectrus.com

Vectrus Announces Third Quarter 2018 Results

•	Third quarter revenue of $308 million, up 14% year-over-year

•	GAAP operating margin 4.5%, up 80 basis points year-over-year

•	GAAP diluted earnings per share (EPS) $0.86, up 69% year-over-year

•	Successfully phased-in approximately $130 million of new business

COLORADO SPRINGS, Colo., November 6, 2018 — Vectrus, Inc. (NYSE:VEC) announced third quarter 2018 financial results. For the third quarter, revenue was $308 million, GAAP operating income was $14.0 million or 4.5% GAAP operating margin, and GAAP diluted earnings per share were $0.86.

“We reported solid third quarter financial results driven by the continued execution of our strategy and momentum in the market,” said Chuck Prow, president and chief executive officer of Vectrus. “We are leveraging our industry-leading technology infusion, rapid deployment, tactical agility, and operational continuity capabilities in order to deliver value added solutions with our clients. I’m proud to announce that this focus led to the recent win of a $60 million task order to provide base operations support services for the U.S. Navy at Guantanamo Bay. The award was made subsequent to the third quarter and will be included in our fourth quarter backlog.”

“Clients are welcoming our outcome-oriented solutions approach, and as demonstrated by our financial results, we are making substantial progress transforming Vectrus into a higher value platform,” said Prow. “Additionally, with 65% of 2018 new business wins based on contract value coming from the Air Force and Navy, we are also making great progress in diversifying our portfolio and expanding market share with clients that have not historically been large contributors to revenue. We see additional opportunities to further expand our footprint with existing clients in the Department of Defense and intelligence community, as well as new clients in the federal civilian market.”

Year-to-date September 28, 2018, net cash provided by operating activities was $8.7 million, a decrease of $13.7 million compared to 2017. Days sales outstanding (DSO) was 66 days in the third quarter of 2018 compared to 54 days in the third quarter of 2017. “Year-to-date net cash provided by operating activities is lower compared to the prior year due to temporary timing

Exhibit 99.1

differences related to the SENTEL integration,” said Matt Klein, chief financial officer of Vectrus. “Net cash provided by operating activities is expected to be strong in the fourth quarter.”

The Company ended the third quarter 2018 with a total debt balance of $76.0 million, which was down from $79.0 million at the end of the 2017. As of September 28, 2018, the Company had total consolidated indebtedness to consolidated EBITDA (total leverage ratio) of 1.29x to 1.00x.

“With approximately $330 million in 2018 new business awards, which includes the recent Guantanamo Bay task order, we continue to capitalize on the growth opportunities in our markets,” said Klein. “With our current financial profile, we are well positioned to continue executing on organic and inorganic activities aligned to our strategy that will result in enhanced shareholder value.”

The Company ended the third quarter 2018 with total backlog of $3.0 billion and funded backlog of $773.4 million.
2018 Guidance
"We are updating our full-year 2018 guidance," said Klein. “Our 2018 guidance assumes capital expenditures of approximately $9 million, interest expense of $4.7 million, depreciation and amortization expense of $4.2 million, mandatory debt payments of $4.0 million, and weighted average diluted shares outstanding of 11.4 million at December 31, 2018.”

2018 guidance details include:

$ millions, except for operating margin and EPS amounts	(Prior) 2018 Guidance			(Updated) 2018 Guidance
Revenue	$1,215	to	$1,285	$1,250	to	$1,270
Operating Margin	3.6%	to	4.0%	3.6%	to	4.0%
Net Income	$30.9	to	$36.9	$31.6	to	$36.1
Diluted EPS [1]	$2.71	to	$3.23	$2.77	to	$3.17
Net Cash Provided by Operating Activities	$35.0	to	$39.0	$35.0	to	$39.0

The Company notes that forward-looking statements of future performance made in this release, including 2018 guidance, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call

Exhibit 99.1

Management representatives will conduct an investor briefing and conference call at 4:30 p.m. ET on Tuesday, November 6, 2018.

U.S.-based participants may dial into the conference call at 877-407-0792, while international participants may dial 201-689-8263. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.
A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through November 20, 2018, at 844-512-2921 (domestic) or 412-317-6671 (international) with pass code 13684461.

Footnotes:
1 Diluted EPS guidance is calculated using estimated weighted average diluted common shares outstanding at December 31, 2018 of 11.4 million.
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About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides facility and logistics services and information technology and network communication services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,700 employees spanning 177 locations in 21 countries. In 2017, Vectrus generated sales of $1.1 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.
Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements in 2018 Guidance above about our revenue, operating margin, net income, diluted EPS and net cash provided by operating activities for 2018 and other assumptions contained therein for purposes of such guidance, other statements about revenue and DSO, our credit facility, debt payments, expense savings, contract opportunities, bids and awards, collections, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "are considering," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," "goal" or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These

Exhibit 99.1

risks and uncertainties include, but are not limited to: our dependence on a few large contracts for a significant portion of our revenue; competition in our industry; our dependence on the U.S. government and the importance of our maintaining a good relationship with the U.S. government, our ability to submit proposals for and/or win potential opportunities in our pipeline; our ability to retain and renew our existing contracts; protests of new awards; any acquisitions, investments or joint ventures, including the integration of SENTEL Corporation into our business; our international operations, including the economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; our compliance with applicable environmental, health and safety regulations; our ability to maintain required security clearances; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions, including under the Tax Cuts and Jobs Act, or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles, including changes related to Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606); accounting estimates made in connection with our contracts; our exposure to interest rate risk; our compliance with public company accounting and financial reporting requirements; timing of payments by the U.S. government; risks and uncertainties relating to the spin-off from our former parent; and other factors set forth in Part I, Item 1A, - “Risk Factors,” and elsewhere in our 2017 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three months ended		Nine months ended
	September 28,	September 29,	September 28,	September 29,
(In thousands, except per share data)	2018	2017	2018	2017
Revenue	$308,095	$269,625	$949,744	$819,005
Cost of revenue	278,964	245,219	865,078	743,502
Selling, general and administrative expenses	15,125	14,316	48,990	44,560
Operating income	14,006	10,090	35,676	30,943
Interest (expense) income, net	(1,315)	(1,058)	(3,619)	(3,262)
Income from operations before income taxes	12,691	9,032	32,057	27,681
Income tax expense	2,826	3,232	6,884	9,751
Net income	$9,866	$5,800	$25,173	$17,930

Earnings per share
Basic	$0.88	$0.52	$2.25	$1.63
Diluted	$0.86	$0.51	$2.21	$1.61
Weighted average common shares outstanding - basic	11,248	11,075	11,210	10,991
Weighted average common shares outstanding - diluted	11,406	11,272	11,380	11,168

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28,	December 31,
(In thousands, except share information)	2018	2017
Assets	(unaudited)
Current assets
Cash	$39,584	$77,453
Receivables	223,389	174,995
Costs incurred in excess of billings	—	12,751
Other current assets	12,107	6,747
Total current assets	275,080	271,946
Property, plant, and equipment, net	10,512	3,733
Goodwill	234,818	216,930
Intangible assets, net	9,161	121
Other non-current assets	4,014	2,821
Total non-current assets	258,505	223,605
Total Assets	$533,585	$495,551
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$121,717	$115,899
Billings in excess of costs	—	3,766
Compensation and other employee benefits	46,841	39,304
Short-term debt	4,000	4,000
Other accrued liabilities	24,245	19,209
Total current liabilities	196,803	182,178
Long-term debt, net	70,529	73,211
Deferred tax liability	53,315	55,329
Other non-current liabilities	1,452	1,461
Total non-current liabilities	125,296	130,001
Total liabilities	322,099	312,179
Commitments and contingencies
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 11,249,222 and 11,120,528 shares issued and outstanding	113	111
Additional paid in capital	70,759	67,526
Retained earnings	142,510	117,415
Accumulated other comprehensive loss	(1,896)	(1,680)
Total shareholders' equity	211,486	183,372
Total Liabilities and Shareholders' Equity	$533,585	$495,551

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 28,	September 29,
(In thousands)	2018	2017
Operating activities
Net income	$25,173	$17,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,546	1,141
Loss on disposal of property, plant, and equipment	315	—
Stock-based compensation	3,410	3,341
Amortization of debt issuance costs	318	561
Changes in assets and liabilities:
Receivables	(15,179)	(96)
Other assets	(5,669)	3,196
Accounts payable	(5,259)	(11,470)
Billings in excess of costs	—	1,649
Deferred taxes	(2,101)	(1,007)
Compensation and other employee benefits	5,002	6,817
Other liabilities	98	336
Net cash provided by operating activities	$8,654	$22,398
Investing activities
Purchases of capital assets	(6,115)	(901)
Proceeds from the disposition of assets	33	—
Acquisition of business, net of cash acquired	(36,855)	—
Net cash used in investing activities	$(42,937)	$(901)
Financing activities
Repayments of long-term debt	(3,000)	(10,500)
Proceeds from revolver	138,000	27,500
Repayments of revolver	(138,000)	(27,500)
Proceeds from exercise of stock options	1,388	1,886
Payments of employee withholding taxes on share-based compensation	(803)	(612)
Net cash used in financing activities	$(2,415)	$(9,226)
Exchange rate effect on cash	(1,171)	3,524
Net change in cash	(37,869)	15,795
Cash-beginning of year	77,453	47,651
Cash-end of period	$39,584	$63,446
Supplemental disclosure of cash flow information:
Interest paid	$3,241	$3,014
Income taxes paid	$11,222	$3,801
Non-cash investing activities:
Purchase of capital assets on account	$1,374	$438

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. In addition, we consider EBITDA and EBITDA % to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.

EBITDA and EBITDA %, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for operating income as determined in accordance with GAAP. Reconciliations of these items are provided below.

"EBITDA" is defined as operating income, adjusted to exclude depreciation and amortization.

"EBITDA %" is defined as EBITDA divided by revenue.

(In thousands)
EBITDA (Non-GAAP Measures)	Three months ended		Nine months ended
	September 28,	September 29,	September 28,	September 29,
	2018	2017	2018	2017
Revenue	$308,095	$269,625	$949,744	$819,005
Operating Income	14,006	10,090	35,676	30,943
Add:
Depreciation and Amortization	$922	347	2,546	1,141
EBITDA	$14,928	$10,437	$38,222	$32,084
EBITDA %	4.8%	3.9%	4.0%	3.9%

Exhibit 99.1

Supplemental Information
Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Customer	Three Months Ended				Nine Months Ended
	September 28,	% of Total	September 29,	% of Total	September 28,	% of Total	September 29,	% of Total
(In thousands)	2018		2017		2018		2017
Army	$224,038	72%	$214,152	80%	$700,265	74%	$682,891	83%
Air Force	64,278	21%	49,435	18%	189,954	20%	119,896	15%
Navy	8,567	3%	6,038	2%	26,912	3%	16,218	2%
Other	11,212	4%	—	—%	32,613	3%	—	—%
Total revenue	$308,095		$269,625		$949,744		$819,005

Revenue by Contract Type	Three Months Ended				Nine Months Ended
	September 28,	% of Total	September 29,	% of Total	September 28,	% of Total	September 29,	% of Total
(In thousands)	2018		2017		2018		2017
Cost-plus and cost-reimbursable ¹	$240,338	78%	$194,982	72%	$713,289	75%	$609,323	74%
Firm-fixed-price	67,757	22%	74,643	28%	236,455	25%	209,682	26%
Total revenue	$308,095		$269,625		$949,744		$819,005

¹ Includes time and material contracts

Revenue by Contract Relationship	Three Months Ended				Nine Months Ended
	September 28,	% of Total	September 29,	% of Total	September 28,	% of Total	September 29,	% of Total
(In thousands)	2018		2017		2018		2017
Prime contractor	$290,090	94%	$262,372	97%	$892,206	94%	$799,439	98%
Subcontractor	18,005	6%	7,253	3%	57,538	6%	19,566	2%
Total revenue	$308,095		$269,625		$949,744		$819,005

Revenue by Geographic Region	Three Months Ended				Nine Months Ended
	September 28,	% of Total	September 29,	% of Total	September 28,	% of Total	September 29,	% of Total
(In thousands)	2018		2017		2018		2017
Middle East	223,636	72%	217,312	80%	662,734	70%	660,020	80%
United States	54,379	18%	36,499	14%	203,015	21%	112,833	14%
Europe	30,080	10%	15,814	6%	83,995	9%	46,152	6%
Total revenue	308,095		269,625		949,744		819,005

Exhibit 99.1

Source: Vectrus, Inc.